Realty Lease Agreement

Party A:   Shenzhen Baishisha Joint Stock Co., Ltd.
Legal address:   Residents’ Committee Building, Fuyong Subdistrict, Bao’an District, Shenzhen
Legal Representative:      Wen Xining
Telephone Number:     86-755-27396336

Party B: Feigeda Electronic (SZ) Co., Ltd
Legal address: __________________________________________________
Legal Representative:       Bu Falin
Telephone Number:   86-13823773901

Through negotiation, Party A agrees to lease the following realties to Party B (together with Party A, the “Parties”): (1) a six-storey plant located at Floor 1 to 6, Building No. 66, Longwang Temple Industrial Area, Baishisha, Fuyong Subdistrict, Bao’an District, Shenzhen, with an area of 7,800 square meters (the “Plant”); (2) a seven-storey dormitory located at Building No. 65, Longwang Temple Industrial Area, Baishisha, Fuyong Subdistrict, Bao’an District, Shenzhen (“Northern Dormitory”), with an area of 4,000 square meters (excluding the ground-floor store); (3) a seven-storey building located at Longwang Temple Industrial Area, Baishisha, Fuyong Subdistrict, Bao’an District, Shenzhen (“Southern Dormitory”, together with Northern Dormitory, the “Dormitories”) with an area of 3,500 square meters (excluding the ground-floor store); (4) a storey located at a building, in Longwang Temple Industrial Area, Baishisha, Fuyong Subdistrict, Bao’an District, Shenzhen (“North Storey”), with an area of 680 square meters (to be calculated by the actual projected area of the building).  The total area of the Plant and the Dormitories is 15,300 square meters.  Based on the principle of equality and mutual benefits, the Parties agree as follows:

Article 1 Lease Term
    The lease term is 5 years, commencing from May 1, 2009 and ending on April 30, 2014.

Article 2   Leasing Price and Other Fees
1. During the first year, the leasing Price of the Plant and the Dormitories is RMB10 Yuan per square meter per month and the leasing Price of the North Storey is RMB 14 Yuan per square meter per month, and the total monthly rental for the Plant, Dormitories and the North Storey is RMB162,520.00 Yuan.  From the third year, the lease price of the Plant and Dormitories will be RMB 11 Yuan per square per month, and the lease price of the North Storey will be RMB 15 Yuan per square per month, and the total monthly rental for the Plant, Dormitories and the North Storey will be RMB178,500.00 Yuan.  In addition, Party B shall pay Party A the plan management fee RMB1,500 Yuan per month.

2. Upon the execution of this agreement, Party B shall pay Party A RMB 487,560.00 Yuan, including deposit RMB 325,040.00 Yuan which is equal to two-month rental and the rental for the first month RMB 162,520.00.  The deposit shall be refunded to Party B upon the expiration of the agreement; if Party B unilaterally terminates the agreement during the lease term, the deposit shall not be refunded to Party B.

Article 3  The Obligation Of Party A
1. Party A shall install a transformer of 315KVA in the Plant.  The cost arising from the low voltage line(s) other than the transformer shall be borne by Party B.  Party shall pay the electricity fees to the power supply company for its own consumption of electricity.
2. Party A shall provide the water facilities for the Plant and the Dormitories   Party B shall pay the water charges and sewage treatment fees to the water supply company for its own consumption of water.
3. Party A shall provide a 2-ton freight elevator for Party B.  During the lease term, Party B shall liable for the maintenance and the relevant fees (Note: Party B shall repair the elevator or make compensation if there is any man-made damage to the elevator.)  When the agreement is terminated, Party B shall return the elevator to Party A in good condition.
4. When the agreement expires, Party B has the first refusal of renewal the agreement under the same conditions and the Parties shall sign a new agreement for the renewal.
5. Party A is responsible for appointing a factory director to assist Party B with the Plant opening process whose wage shall be paid by Party B.
6. Party B may have a 30-day term for the decoration of the Plant and the Dormitories, and Party B is exempted from the rental payment for the decoration term.
7. If it is not due to Party B, the Plant and the Dormitories is likely to impair public security, or the Plant and the Dormitories are damaged during normal use, Party A shall repair the Plant and the Dormitories at its own cost within seven days when it is informed by Party B.
8. Party A shall maintain the public order of the neighborhood of the Plant.
9. During the lease term hereof, Party A shall not terminate this agreement for any reason.

10. Where there is any dispute arising from the Parties hereto, the Parties hereto shall perform their respective obligations in accordance with this lease agreement rather than the agreement signed at the competent realty administration authority.
11. If Party A decides to build additional stories on the North Storey, Party B shall be of assistance, however, Party A shall take necessary security measures and ensure Party B’s access is not blocked.

Article 4  The Obligation Of Party B
1. Party B shall decorate the Plant at its own cost.
2. Party B shall take good care of Party A’s properties.  Party B shall be liable for any damages arising from its improper use of the Plant and/or the Dormitories.
3. Party B shall periodically pay the authorities fees that are collected by relevant authorities.
4. Party B shall pay wages to factory director appointed by Party A at the rate of RMB2,500 per month.
5. Party B makes compensation to Party A for any damages to the housing structure due to Party B’s misuse.
6. Party B shall handle the Hukou registration and the employment procedures for the nonnative-resident employees at its own costs.
7. Party B shall strictly comply with the relevant rules and regulations provided by the fire control authority of the District or Subdistrict regarding production safety and escape exit in the leased Plant and Dormitories, and Party A shall assist with Party A in the procedure.  Otherwise, if Party B violates the relevant rules and regulations, which results in accident or disaster, Party B shall be liable for all the economic damages and take the legal responsibility.
8. Party B shall conduct its operation and dispose pollutants in accordance with standards provided by local environmental protection department and pay the sewage costs, and Party A shall assist with Party B in the procedure.
9. Party B shall not sublease part of or all of the leased realties to any third party for any illegal use, otherwise, Party B Party B shall be liable for all the economic damages and take the legal responsibility.
10. Party B shall pay the administration fees and stamp duty in connection with the lease agreement.
11. Party A is entitled to reclaim the leased realities hereof and terminate this lease agreement in the event that Party B delays paying the rental and employees’ wages for more than one month.

Article 5   The Commencement Date of Rent Payment
The rental payment of the Plant, the Dormitories and North Storey is calculated from the 1th of June,2009.

Article 6 Rental Settlement
Party B shall make rental payments to Party A before the 10th of every month at the teller office in the Residents' Committee Building which includes monthly rental, property management fee and the wage of the Factory director, with a total amount of RMB166,520.00.  If Party B delays payment for over one month, Party B shall pay a late payment charges to Party A which is equal to 0.3% of the unpaid rental per day; if Party B delays payment over 40 days, it is deemed that Party B has breached the agreement and Party A has the right to terminate this agreement and reclaim the Plant and Dormitories.

Article 7   Other Terms And Conditions
1. Party A has priority to renew this agreement under the same conditions after the expiration of this agreement.  If Party B does not renew this agreement, 1) Party B shall not remove the lightings, electrical wires, distribution cabinet and distribution box installed by Party B; 2) Party B has the right to remove the air conditioners,  production equipments and office furniture (“Facilities”), or transfer the foresaid Facilities to Party A with certain costs;  3) the real estate invested by Party B in the Plant shall belong to Party A; Party B shall repair the facilities in the or around the Plant if such facilities are damaged, the lease agreement can be terminated only if Party A has satisfactorily accepted the repair after inspection.
2. Party B shall pay the relevant fees every month to Party A and Party A shall provide a receipt of standard form issued by the competent financial management authority.  If Party B requests Party A to issue invoices, Party B shall pay the taxes.
3. Party A has the priority to recycle the industrial waste produced by Party B under the same conditions.
4. Matters not mentioned herein，if any，may be supplemented through negotiation by the Parties hereto.  Any Party hereto shall not breach the agreement upon the due execution.  Where any Party hereto breaches the agreement, the other Party is entitled to unilaterally terminate the agreement and claim the compensation equal to three-month rentals from the Party in breach.
5. This agreement shall come into force upon the due execution of the Parties.  The Parties shall strictly comply with the agreement.
6. This agreement is made in duplicate with the same legal effects and each Party holds one copy.

The lessor (Party A): Shenzhen Baishisha Joint Stock Co., Ltd.
Legal Representative Signature:     /s/ Wen Xining
Authorized agent:
Seal: ____

The renter (Party B): Feigeda Electronic (SZ) Co., Ltd
Legal Representative Signature: /s/ Bu Falin
Seal: _____

                                                   Date: April 15, 2009